Exhibit 99

MASCO REPORTS 25 PERCENT INCREASE IN 2016
THIRD QUARTER EARNINGS PER SHARE

Key Highlights

•	Sales for the third quarter increased 2 percent to $1.9 billion; in local currencies, sales increased 3 percent

•	Operating profit grew 4 percent to $269 million; adjusted operating profit grew 7 percent to $275 million

•	Operating profit margin for the quarter increased to 14.3 percent, a 30 basis point expansion; adjusted operating profit margin increased to 14.7 percent, a 70 basis point expansion

•
Earnings per share for the quarter grew 25 percent to $0.40 per common share; adjusted earnings per share grew 21 percent to $0.41 per common share (both figures included the negative effect of a $21 million warranty reserve increase in our Windows and Other Specialty Products segment, which reduced earnings per share by approximately $0.04 per common share)

TAYLOR, Mich. (October 25, 2016) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported strong net sales and operating profit growth in the third quarter of 2016.

“Our performance in the third quarter reflects our continued execution against our strategic initiatives,” said Masco’s President and CEO, Keith Allman. “We invested in our industry leading brands to drive growth, and continued to improve profitability by leveraging our operations and selectively exiting lower margin business in our Cabinetry segment. Additionally, we continued our disciplined capital allocation by returning approximately $110 million to shareholders through dividends and share repurchases during the quarter.”

2016 Third Quarter Commentary

•	On a reported basis, compared to third quarter 2015:

•	Net sales from continuing operations increased 2 percent to $1.9 billion

•	In local currency, North American sales increased 2 percent and international sales increased 6 percent

•	Gross margins improved to 32.7 percent from 32.0 percent

•	Operating margins improved to 14.3 percent from 14.0 percent

•	Income from continuing operations was $0.40 per common share compared to $0.32 per common share

•	Compared to third quarter 2015, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 36 percent, were as follows:

•	Gross margins improved to 32.9 percent compared to 31.9 percent

•	Operating margins improved to 14.7 percent compared to 14.0 percent

•	Income from continuing operations was $0.41 per common share compared to $0.34 per common share

•	Liquidity at the end of the third quarter was approximately $1.2 billion

•	2.3 million shares were repurchased in the third quarter

2016 Third Quarter Operating Segment Highlights

•	Plumbing Products’ net sales increased 5 percent (6 percent excluding the impact of foreign currency translation), driven by growth in North America and internationally

•	Decorative Architectural Products’ net sales increased 2 percent with growth from paints and other coating products partially offset by the timing and amount of promotions

•	Cabinetry Products’ net sales decreased 6 percent due to the exit of lower margin business in the builder channel, which was partially offset by growth in the retail and dealer channels

•	Windows and Other Specialty Products’ net sales decreased 1 percent. Excluding the impact of foreign currency translation, net sales increased 2 percent, led by our North American windows business

Outlook

“Consumer demand for our market-leading products remains strong, as the fundamentals for long-term demand in both repair and remodel and new home construction continue to be positive,” said Allman. “By leveraging our brand portfolio, our industry-leading positions and our Masco Operating System, we will continue to successfully execute against these positive industry fundamentals to achieve our long-term growth strategies.”

About Masco

Headquartered in Taylor, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; KraftMaid® and Merillat® cabinets; Milgard® windows and doors; and Hot Spring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The 2016 third quarter supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Tuesday, October 25, 2016 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 86755759. The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 86755759. The telephone replay will be available approximately two hours after the end of the call and continue through November 25, 2016.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of home improvement activity and new home construction, our ability to maintain our strong brands and to develop and introduce new and improved products, our ability to maintain our competitive position in our industries, our reliance on key customers, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to sustain the performance of our cabinetry businesses, the cost and availability of raw materials, our dependence on third party suppliers, and risks associated with international operations and global strategies. These and other factors are discussed in detail in Item 1A, “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
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MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three Months and Nine Months Ended September 30, 2016 and 2015

(in millions, except per common share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net sales	$1,877	$1,839	$5,598	$5,427
Cost of sales	1,263	1,250	3,715	3,706
Gross profit	614	589	1,883	1,721

Selling, general and administrative expenses	345	331	1,045	1,019
Operating profit	269	258	838	702

Other income (expense), net:
Interest expense	(43)	(54)	(186)	(171)
Other, net	1	(6)	5	(2)
	(42)	(60)	(181)	(173)
Income from continuing operations before income taxes	227	198	657	529

Income tax expense	(81)	(77)	(229)	(219)
Income from continuing operations	146	121	428	310

Loss from discontinued operations, net	—	—	—	(1)
Net income	146	121	428	309

Less: Net income attributable to noncontrolling interest	12	10	35	29
Net income attributable to Masco Corporation	$134	$111	$393	$280

Income per common share attributable to Masco Corporation (diluted):
Income from continuing operations	$0.40	$0.32	$1.17	$0.81
Loss from discontinued operations, net	—	—	—	—
Net income	$0.40	$0.32	$1.17	$0.80

Average diluted common shares outstanding	329	338	332	344

Amounts attributable to Masco Corporation:
Income from continuing operations	$134	$111	$393	$281
Loss from discontinued operations, net	—	—	—	(1)
Net income attributable to Masco Corporation	$134	$111	$393	$280

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Nine Months Ended September 30, 2016 and 2015

(in millions, except per common share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$1,877	$1,839	$5,598	$5,427

Gross profit, as reported	$614	$589	$1,883	$1,721
Rationalization charges	4	1	10	2
(Gain) on sale of property and equipment	—	(3)	—	(3)
Gross profit, as adjusted	$618	$587	$1,893	$1,720

Gross margin, as reported	32.7%	32.0%	33.6%	31.7%
Gross margin, as adjusted	32.9%	31.9%	33.8%	31.7%

Selling, general and administrative expenses, as reported	$345	$331	$1,045	$1,019
Rationalization charges	2	1	6	7
Selling, general and administrative expenses, as adjusted	$343	$330	$1,039	$1,012

Selling, general and administrative expenses as percent of net sales, as reported	18.4%	18.0%	18.7%	18.8%
Selling, general and administrative expenses as percent of net sales, as adjusted	18.3%	17.9%	18.6%	18.6%

Operating profit, as reported	$269	$258	$838	$702
Rationalization charges	6	2	16	9
(Gain) on sale of property and equipment	—	(3)	—	(3)
Operating profit, as adjusted	$275	$257	$854	$708

Operating margin, as reported	14.3%	14.0%	15.0%	12.9%
Operating margin, as adjusted	14.7%	14.0%	15.3%	13.0%

Earnings Per Common Share Reconciliation

Income from continuing operations before income taxes, as reported	$227	$198	$657	$529
Rationalization charges	6	2	16	9
(Gain) on sale of property and equipment	—	(3)	—	(3)
(Gain) from auction rate securities	—	—	(1)	—
(Gains) from private equity funds, net	(1)	(1)	(2)	(5)
(Earnings) from equity investments, net	—	—	(1)	(2)
Income from continuing operations before income taxes, as adjusted	232	196	669	528
Tax at 36% rate	(84)	(71)	(241)	(190)
Less: Net income attributable to noncontrolling interest	12	10	35	29
Income from continuing operations, as adjusted	$136	$115	$393	$309

Income per common share, as adjusted	$0.41	$0.34	$1.18	$0.90

Average diluted common shares outstanding	329	338	332	344

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and
Other Financial Data - Unaudited

(dollars in millions)

	September 30, 2016	December 31, 2015
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$1,041	$1,468
Short-term bank deposits	182	248
Receivables	1,054	853
Inventories	758	687
Prepaid expenses and other	87	72
Total Current Assets	3,122	3,328

Property and equipment, net	1,049	1,027
Goodwill	841	839
Other intangible assets, net	155	160
Other assets	206	310
Total Assets	$5,373	$5,664

Liabilities
Current Liabilities:
Accounts payable	$866	$749
Notes payable	3	1,004
Accrued liabilities	642	650
Total Current Liabilities	1,511	2,403

Long-term debt	2,993	2,403
Other liabilities	766	800
Total Liabilities	5,270	5,606

Equity	103	58
Total Liabilities and Equity	$5,373	$5,664

	As of
	September 30, 2016	September 30, 2015
Other Financial Data
Working Capital Days
Receivable days	50	49
Inventory days	56	56
Payable days	72	71
Working capital	$946	$928
Working capital as a % of sales (LTM)	12.9%	13.1%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows
and Other Financial Data - Unaudited

(dollars in millions)

	Nine Months Ended September 30,
	2016	2015
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$569	$581
Working capital changes	(187)	(159)
Net cash from operating activities	382	422

Cash Flows From (For) Financing Activities:
Retirement of notes	(1,300)	(500)
Purchase of Company common stock	(242)	(407)
Cash dividends paid	(95)	(94)
Dividend paid to noncontrolling interest	(31)	(36)
Cash distributed to TopBuild Corp.	—	(63)
Issuance of TopBuild Corp. debt	—	200
Issuance of notes, net of issuance costs	889	497
Issuance of Company common stock	1	2
Excess tax benefit from stock-based compensation	21	32
Credit Agreement and other financing costs	—	(3)
Decrease in debt, net	(2)	(1)
Net cash for financing activities	(759)	(373)

Cash Flows From (For) Investing Activities:
Capital expenditures	(117)	(112)
Other, net	77	(32)
Net cash for investing activities	(40)	(144)

Effect of exchange rate changes on cash and cash investments	(10)	(9)

Cash and Cash Investments:
Decrease for the period	(427)	(104)
At January 1	1,468	1,383
At September 30	$1,041	$1,279

	As of September 30,
	2016	2015
Liquidity
Cash and cash investments	$1,041	$1,279
Short-term bank deposits	182	255
Total Liquidity	$1,223	$1,534

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Nine Months Ended September 30, 2016 and 2015

(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Plumbing Products
Net sales	$899	$853	5%	$2,635	$2,495	6%

Operating profit, as reported	$174	$137		$491	$386
Operating margin, as reported	19.4%	16.1%		18.6%	15.5%

Rationalization charges	5	1		11	2
Operating profit, as adjusted	179	138		502	388
Operating margin, as adjusted	19.9%	16.2%		19.1%	15.6%

Depreciation and amortization	14	14		42	42

EBITDA, as adjusted	$193	$152		$544	$430

Decorative Architectural Products
Net sales	$536	$527	2%	$1,649	$1,600	3%

Operating profit, as reported	$111	$102		$355	$318
Operating margin, as reported	20.7%	19.4%		21.5%	19.9%

Depreciation and amortization	4	4		12	12

EBITDA	$115	$106		$367	$330

Cabinetry Products
Net sales	$239	$253	(6)%	$736	$771	(5)%

Operating profit, as reported	$19	$21		$77	$32
Operating margin, as reported	7.9%	8.3%		10.5%	4.2%

Rationalization charges	1	1		5	3
(Gain) on sale of property and equipment	—	(3)		—	(3)
Operating profit, as adjusted	20	19		82	32
Operating margin, as adjusted	8.4%	7.5%		11.1%	4.2%

Depreciation and amortization	5	5		15	18

EBITDA, as adjusted	$25	$24		$97	$50

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Nine Months Ended September 30, 2016 and 2015

(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
Windows and Other Specialty Products
Net sales	$203	$206	(1)%	$578	$561	3%

Operating (loss) profit, as reported	$(10)	$23		$(9)	$50
Operating margin, as reported	(4.9)%	11.2%		(1.6)%	8.9%

Depreciation and amortization	6	5		16	13

EBITDA	$(4)	$28		$7	$63

Total
Net sales	$1,877	$1,839	2%	$5,598	$5,427	3%

Operating profit, as reported - segment	$294	$283		$914	$786
General corporate expense, net (GCE)	(25)	(25)		(76)	(84)
Operating profit, as reported	269	258		838	702
Operating margin, as reported	14.3%	14.0%		15.0%	12.9%

Rationalization charges - segment	6	2		16	5
Rationalization charges - GCE	—	—		—	4
(Gain) on sale of property and equipment	—	(3)		—	(3)
Operating profit, as adjusted	275	257		854	708
Operating margin, as adjusted	14.7%	14.0%		15.3%	13.0%

Depreciation and amortization - segment	29	28		85	85
Depreciation and amortization - non-operating	5	4		15	9

EBITDA, as adjusted	$309	$289		$954	$802

Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three Months and Nine Months Ended September 30, 2016 and 2015

(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
North American
Net sales	$1,497	$1,462	2%	$4,445	$4,298	3%

Operating profit, as reported	$235	$234		$749	$645
Operating margin, as reported	15.7%	16.0%		16.9%	15.0%

Rationalization charges	5	2		12	4
(Gain) on sale of property and equipment	—	(3)		—	(3)
Operating profit, as adjusted	240	233		761	646
Operating margin, as adjusted	16.0%	15.9%		17.1%	15.0%

Depreciation and amortization	20	19		58	58

EBITDA, as adjusted	$260	$252		$819	$704

International
Net sales	$380	$377	1%	$1,153	$1,129	2%

Operating profit, as reported	$59	$49		$165	$141
Operating margin, as reported	15.5%	13.0%		14.3%	12.5%

Rationalization charges	1	—		4	1
Operating profit, as adjusted	60	49		169	142
Operating margin, as adjusted	15.8%	13.0%		14.7%	12.6%

Depreciation and amortization	9	9		27	27

EBITDA, as adjusted	$69	$58		$196	$169

Total
Net sales	$1,877	$1,839	2%	$5,598	$5,427	3%

Operating profit, as reported - segment	$294	$283		$914	$786
General corporate expense, net (GCE)	(25)	(25)		(76)	(84)
Operating profit, as reported	269	258		838	702
Operating margin, as reported	14.3%	14.0%		15.0%	12.9%

Rationalization charges - segment	6	2		16	5
Rationalization charges - GCE	—	—		—	4
(Gain) on sale of property and equipment	—	(3)		—	(3)
Operating profit, as adjusted	275	257		854	708
Operating margin, as adjusted	14.7%	14.0%		15.3%	13.0%

Depreciation and amortization - segment	29	28		85	85
Depreciation and amortization - non-operating	5	4		15	9

EBITDA, as adjusted	$309	$289		$954	$802
Historical information is available on our website.